EXHIBIT 10.7


                            STOCK PURCHASE AGREEMENT
                                 BY AND BETWEEN
                     FAISAL CHAUDHARY AND CAPCO ENERGY, INC.
                                December 31, 2000


                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT, is made as of December 31, 2000 between Faisal Chaudhary, ("Purchaser") and Capco Energy, Inc., a Colorado corporation ("Seller").

        WHEREAS, Capco Energy, Inc. is a company which owns 80,000 shares of the common stock of Zelcom Industries, Inc. (the "Subsidiary or Zelcom");

        WHEREAS, Purchaser desires to acquire and Seller desires to sell 45,000 shares of the common stock of the subsidiary (the "Stock") in exchange for the consideration and upon the terms described herein (the "Purchase"); and

        WHEREAS, The Sellers interest of 35% (thirty-five percent) in Zelcom shall be non-dilutive unless Zelcom raises additional equity funding. In this event the Seller shall be provided a 30 day prorate option to participate in the equity offering on the same terms offered to any other party; and

        WHEREAS, Purchaser and Seller desire to make certain representations, warranties, covenants and agreements in connection with the purchase;

        NOW THEREFORE, in consideration of the mutual promises, covenants, provisions and representations contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                  THE PURCHASE

        1.1 Sale and Delivery of Stock. Subject to all the terms and conditions of this Agreement, Seller shall sell, transfer, convey, assign and deliver to Purchaser at the Closing (as defined in paragraph 1.3 hereof) and Purchaser shall purchase, acquire and accept from the Seller the Stock.

        1.2 Effective Date and Closing. The effective date (the "Effective Date") of this transaction shall be December 31, 2000.

        1.3 Purchase Price. Subject to all of the terms and conditions set forth in the Agreement and in reliance on the representations, warranties and covenants hereinafter set forth, Purchaser shall deliver to Seller 350,000 shares of Capco Energy, Inc. common stock (hereinafter referred to as the "Purchase Price").

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                                   ARTICLE II

                            REPRESENTATIONS OF SELLER

        As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as of the Closing the following:

        2.1 Organization. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification. To the best of Seller's knowledge and belief, each of the Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

        2.2 Authority. The execution of this Agreement and the consummation of the transactions contemplated herein have been authorized by the directors of Seller and the officers and directors of its Subsidiaries and Seller has the full power and authority to execute, deliver and perform this Agreement and this Agreement is a legal, valid and binding obligation of the Seller, and is enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other laws generally effecting the rights of creditors and general principles of equity.

        2.3 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Seller is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Seller, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Seller.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        As an inducement to Seller to enter into this Agreement, the Purchaser represents and warrants to the Seller as of the date hereof and as of the Closing the following:

        3.1 Organization. Purchaser is a corporation duly organized, validly existing, and in good standing, has all necessary corporate powers to own securities and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

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        3.2  Authority.  The Board of Directors of Purchaser has  authorized the execution of this Agreement and the transactions contemplated herein, and Purchaser has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Purchaser, and is enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other laws generally effecting the rights of creditors and general principles of equity.

        3.3 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Purchaser is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Purchaser, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Purchaser.

                                   ARTICLE IV

                                    COVENANTS

        4.1 Release of Guaranties. Purchaser shall have released Seller of all obligations, contingent or otherwise, relating to or in any way connected to or with the Brokerage.
                                    ARTICLE V

                                  MISCELLANEOUS

        5.1 Captions and Headings. The Articles and paragraph/section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provisions of this Agreement.

        5.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

        5.3 Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or


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conditions,  (ii) the  acceptance of  performance  of anything  required by this
Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

        5.4 Entire Agreement. This Agreement contains the entire Agreement and understandings between the parties hereto, and supersedes all prior agreements and understandings with respect to the subject matter hereof.

        5.5 Choice of Law, Jurisdiction and Venue. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of laws principles. Any action at law or in equity directly or indirectly in connection with, related to or in any way connected to this Agreement or any provisions hereof, shall be litigated exclusively in the state or federal courts located California. The parties hereto irrevocably waive any rights such party may otherwise have to transfer or change the venue of any litigation brought or arising in connection with this Agreement.

        5.6 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        5.7 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of receipt if served personally on the party to whom notice is to be given, by telecopy or telegram, or mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Purchaser:       FAISAL CHAUDHARY
                 10441 Villa Del Cerro
                 Santa Ana, CA  92805

Seller:          CAPCO ENERGY, INC.
                 2922 Chapman Avenue, Suite 202
                 Orange, California 92869

        5.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

        5.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

        5.10 Expenses. Except as specifically provided in this Agreement, all direct costs and expenses including legal, and any other out-of-pocket expense incurred by Seller, in connection with this transaction, shall be paid by the Seller. All costs and expenses including legal, accounting and any other out-of-pocket expenses incurred by the Purchaser, in connection with this transaction, shall be paid by the Purchaser.

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        5.11 Assignment.  This Agreement may not be assigned by operation of law or otherwise by the Seller or the Purchaser; provided, however, that Purchaser may assign its rights and obligations to Capco Resources Ltd. or any subsidiary or affiliate of Purchaser, provided however that such assignment shall not release the Purchaser of it's obligations hereunder and Purchaser shall guarantee the obligation of any assignee.


        AGREED TO AND ACCEPTED as of the date first above written.

                           PURCHASER: FAISAL CHAUDHARY
                                    /signed/
                                            By:
                                            Title:

                           SELLER: CAPCO ENERGY, INC.
                                    /signed/
                                            By:
                                            Title: